Exhibit 99.1

For Immediate Release

CORIUM ANNOUNCES APPOINTMENT OF ERIC H. BJERKHOLT TO BOARD OF DIRECTORS

MENLO PARK, Calif., April 1, 2015 — Corium International, Inc. (NASDAQ: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today announced the appointment of Eric H. Bjerkholt to the Company’s Board of Directors and as Chair of the Board’s Audit Committee.

“Eric Bjerkholt brings a wealth of strategic and management experience in finance, business development, corporate governance and operations in the biopharmaceutical sector.  We look forward to his contributions as a member of our Board as we advance our product programs and continue our growth as a public company,” said Peter Staple, Corium’s President and Chief Executive Officer.

A senior executive with more than two decades of experience in the healthcare and life science sectors, Mr.  Bjerkholt is Executive Vice President, Corporate Development and Finance and Chief Financial Officer of Sunesis Pharmaceuticals, Inc., having joined Sunesis in 2004 as Senior Vice President and Chief Financial Officer.  From 2002 to 2004, he was Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a publicly-held biopharmaceutical company.  Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a privately-held nutraceutical company, and from 1999 to 2002 served at various times as its Chief Executive Officer, President, and Chief Financial Officer.  He also served as vice president in the healthcare banking group at J.P. Morgan & Co. from 1990 to 1997.  Mr. Bjerkholt is a member of the Board of Directors of StemCells, Inc., a publicly-held biotechnology company, and Ambrx Inc., a privately-held biopharmaceutical company.  He holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

Corium also announced that John W. Kozarich, Ph.D. will be retiring from the Company’s Board, and will continue as an advisor to the company.

“On behalf of Corium’s Board, I would like to recognize John Kozarich’s many contributions to the company’s development during his long tenure of service on the Board.  John’s extensive background in pharmaceutical industry research and development has been instrumental in helping us to position Corium as a leader in transdermal product innovation,” said David L. Greenwood, Chairman of the Board.

About Corium

Corium International, Inc. is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company’s advanced transdermal and transmucosal delivery systems.  Corium has developed and is the sole commercial manufacturer of six prescription drug and consumer products with partners Teva Pharmaceuticals, Par Pharmaceutical and Procter & Gamble.  The

company has two proprietary transdermal platforms: Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins.  The company’s late-stage pipeline includes a contraceptive patch co-developed with Agile Therapeutics that is currently in Phase 3 trials, and additional transdermal products that are being co-developed with Teva.  Corium has multiple proprietary programs in preclinical and clinical development for the treatment of osteoporosis and neurological disorders. For further information, please visit www.coriumgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, clinical trial plans and the advancement of our technologies and our proprietary and partnered products and product candidates. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause Corium’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Corium’s business and its financial results are detailed in Corium’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, filed with the Securities and Exchange Commission on February 12, 2015, and other reports as filed from time to time with the Securities and Exchange Commission.  Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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Investor and Media Contact:

Karen L. Bergman

BCC Partners

kbergman@bccpartners.com

650-575-1509